Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Very Good Annual Revenues and Net Income

PACCAR Parts and PACCAR Financial Services Achieve Record Profits

January 25, 2022, Bellevue, Washington – “PACCAR reported very good annual revenues and net income in 2021,” said Preston Feight, chief executive officer. “PACCAR’s results reflect record aftermarket parts and financial services profits. Customer demand for the new Kenworth, Peterbilt and DAF trucks introduced in 2021 is very strong. Kenworth, Peterbilt and DAF delivered 47,600 trucks in the fourth quarter, 45% higher than in the third quarter, reflecting an improvement in the global supply chain. I am very proud of our employees who have delivered outstanding trucks and transportation solutions to our customers while demonstrating the highest commitment to health and safety.”

PACCAR achieved quarterly revenues of $6.69 billion in the fourth quarter of 2021, compared to the $5.57 billion reported in the same period in 2020. The company earned $511.4 million ($1.47 per diluted share) in the fourth quarter of 2021, 26% higher than the $405.8 million ($1.17 per diluted share) earned in the fourth quarter of 2020. PACCAR achieved revenues of $23.52 billion in 2021, compared to revenues of $18.73 billion in 2020. The company earned $1.85 billion ($5.32 per diluted share) in 2021, compared to $1.30 billion ($3.74 per diluted share) earned in 2020.

“PACCAR is investing in new technologies that deliver enhanced operational efficiency and environmental benefits to our customers. PACCAR delivered several important technology and innovation milestones in 2021. These include introducing the exciting new heavy- and medium-duty Kenworth, Peterbilt and DAF vehicles, implementing a strategic partnership to develop autonomous trucks, launching production of zero emissions trucks, and enhancing connected services for Kenworth, Peterbilt and DAF trucks,” added Feight.

PACCAR Dividends

PACCAR declared cash dividends of $2.84 per share during 2021. Dividends declared in 2021 included a $1.50 per share extra cash dividend paid in January 2022. “PACCAR has generated excellent shareholder returns and annual net income due to its innovative, premium-quality products, strong growth and profitability of aftermarket parts and services including e-commerce, and continued expansion of its financial services,” shared Mark Pigott, executive chairman.

Next Generation Kenworth T680

Business Highlights – 2021

•	PACCAR earned its 83rd consecutive year of net income.
•	PACCAR delivered 162,700 vehicles worldwide.
•	DAF launched the new generation DAF XF, XG and XG+ trucks.
•	Kenworth and Peterbilt launched the new Kenworth T680 and Peterbilt 579 heavy-duty trucks.
•	Kenworth and Peterbilt launched new medium-duty truck models.
•	Kenworth, Peterbilt and DAF began production of battery electric vehicles.
•	The new DAF XF, XG and XG+ trucks earned the prestigious International Truck of the Year 2022 award.
•	The DAF XF hydrogen powered truck earned the Truck Innovation Award 2022.
•	The DAF XF truck earned the U.K. Fleet Truck of the Year award for the third consecutive year.
•	Kenworth and Peterbilt achieved five Manufacturing Leadership Awards from the National Association of Manufacturers.
•	DAF Brasil was recognized as the Truck Brand of the Year in Brasil for the fourth time by the industry association FENABRAVE.
•	PACCAR was honored as a 2021 Top Company for Women to Work for in Transportation, and three PACCAR women executives were recognized for their industry leadership, by the Women in Trucking Association.
•	PACCAR earned an elite “A” rating from CDP for its environmental practices, placing the company in the top 200 of over 13,000 reporting companies worldwide.

Financial Highlights – Fourth Quarter 2021

Highlights of PACCAR’s financial results during the fourth quarter of 2021 include:

•	Consolidated revenues of $6.69 billion.
•	Net income of $511.4 million.
•	Record PACCAR Parts revenue of $1.31 billion.
•	Record PACCAR Parts pretax income of $306.4 million.
•	Record PACCAR Financial Services pretax income of $134.6 million.

Financial Highlights – Full Year 2021

Highlights of PACCAR’s financial results during 2021 include:

•	Consolidated revenues of $23.52 billion.
•	Net income of $1.85 billion.
•	Record PACCAR Parts revenue of $4.94 billion.
•	Record PACCAR Parts pretax income of $1.10 billion.
•	Financial Services assets of $15.42 billion.
•	Record Financial Services new business volume of $5.67 billion.
•	Record Financial Services pretax income of $437.6 million.
•	Cash provided by operations of $2.19 billion.
•	Dividends declared of $988.1 million.
•	Medium-term note issuances of $1.97 billion.
•	PACCAR invested $835.9 million in capital projects and research and development.
•	Record stockholders’ equity of $11.44 billion.

Global Truck Markets

“U.S. economic growth in 2021 resulted in good freight tonnage and robust demand for Kenworth and Peterbilt trucks. Class 8 truck industry retail sales in the U.S. and Canada were 250,000 units in 2021. Kenworth and Peterbilt achieved market share of 29.2%,” said Darrin Siver, PACCAR senior vice president. “The new Kenworth T680 and Peterbilt 579 vehicles provide customers with up to 7% increased fuel efficiency, which enhances their operating performance and benefits the environment.” U.S. and Canada Class 8 truck industry retail sales are estimated to be in a range of 250,000-290,000 trucks in 2022, based on good economic growth and strong freight demand.

Next Generation Peterbilt 579

European above 16-tonne truck industry registrations were 278,000 trucks in 2021. It is estimated that European truck industry registrations in the above 16-tonne market in 2022 will be in the range of 260,000-300,000 trucks. “European truck demand strengthened in 2021 due to good European economic growth,” said Harry Wolters, DAF president. “DAF achieved above 16-tonne market share of 15.9% in 2021.”

The new DAF XF, XG and XG+ earned the International Truck of the Year 2022 award, as judged by an independent jury of leading European transportation journalists. DAF is the first truck manufacturer to introduce a new generation of trucks utilizing the new European regulations for truck masses and dimensions, resulting in a range of highly attractive and aerodynamic trucks which feature industry-leading fuel efficiency, safety and a luxurious cab for driver comfort. Harry Wolters, DAF president, commented, “The new DAF trucks provide excellent performance and premium features, including a 10% fuel efficiency gain, side view cameras, more interior space and a customizable digital dashboard.”

DAF XG+

The South American above 16-tonne truck market was 127,000 vehicles in 2021, and is projected to be in the range of 125,000-135,000 trucks in 2022. DAF Brasil achieved a record 5.7% market share in the Brasil above 16-tonne market in 2021. “DAF was honored as the 2021 Truck Brand of the Year by the industry association FENABRAVE, reflecting increased customer demand for the industry-leading DAF trucks,” said Mike Kuester, vice president of South America.

Hydrogen Powered DAF Truck Earns Truck Innovation Award 2022

A DAF XF technology truck, powered by an innovative hydrogen engine, earned the Truck Innovation Award 2022. Ron Borsboom, DAF executive director of product development, noted, “This achievement highlights PACCAR’s research and development strategy to explore a broad range of propulsion technologies for commercial vehicles. Hydrogen internal combustion engines offer near-zero emissions and leverage PACCAR’s proven technology and manufacturing facilities, while contributing to PACCAR’s environmental leadership.”

PACCAR Parts Achieves Record Revenues and Profits

PACCAR Parts achieved record fourth quarter pre-tax income of $306.4 million, 38% higher than the $222.5 million earned in the fourth quarter of 2020. Fourth quarter 2021 revenues were a record $1.31 billion compared to $1.07 billion reported in the fourth quarter of 2020. PACCAR Parts achieved record annual pre-tax income of $1.10 billion, 38% higher than the $799.3 million earned in 2020. Annual revenues were $4.94 billion compared to $3.91 billion in 2020. David Danforth, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides strong profitability through all phases of the business cycle. PACCAR Parts’ long-term growth reflects investments in distribution and technology, initiatives such as e-commerce, TRP all-makes parts, and a growing population of integrated and connected PACCAR vehicles with PACCAR MX Engines.”

PACCAR Parts’ 18 global distribution centers (PDCs) support over 2,200 DAF, Kenworth and Peterbilt dealer locations and deliver industry-leading customer service. PACCAR will open a new 260,000 square-foot PDC in Louisville, Kentucky this year to further enhance parts availability for customers.

3:43:50 PM
Online Parts Counter
KENWORTH
Search Results for "Clutch"
CL107337-10
$545.68/ea
CL107442-12
$753.61/ea
CL107783-5
$378.68/ea
D61-1012
STARTER MOTOR ASSEMBLY
2 IN STOCK
Your Price
$399.89/ea
Pack Qty: 1
Add to Cart
DELL

PACCAR Parts Online Parts Counter

PACCAR Financial Services Achieves Record Quarterly Profits

PACCAR Financial Services (PFS) offers competitive retail financing to Peterbilt, Kenworth and DAF dealers and customers. PFS has a portfolio of 204,000 trucks and trailers, with total assets of $15.42 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of over 39,000 vehicles, is included in this segment.

PFS achieved record fourth quarter 2021 pretax income of $134.6 million, more than double the $63.8 million earned in the fourth quarter of 2020. Fourth quarter 2021 revenues were $390.4 million compared to $432.6 million in the same quarter of 2020. PFS earned a record $437.6 million of pretax profit in 2021, 96% higher than the $223.1 million earned in 2020. PFS revenues were $1.69 billion in 2021 compared to $1.57 billion achieved in 2020. “PFS achieved excellent results due to its strong portfolio quality and higher used truck prices. PFS is leveraging investments in its 12 worldwide used truck centers to sell an increased number of used trucks at higher retail prices, and is building a new used truck facility in Madrid, Spain,” said Todd Hubbard, PACCAR vice president. Kenworth and Peterbilt truck resale values command a 10-20% premium over competitors’ trucks.

“PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Craig Gryniewicz, PACCAR Financial Corp. president. “PACCAR Financial Services has excellent access to the debt markets, issuing $1.97 billion in three- and five-year term notes during 2021.”

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s consistent long-term profits, strong balance sheet, and intense focus on quality, technology and innovation have enabled the company to invest $7.3 billion in world-class facilities, next generation products and state of the art technologies during the past decade. PACCAR invested $511.8 million in capital projects and $324.1 million in research and development expenses in 2021. Harrie Schippers, president and chief financial officer, said, “Capital expenditures are projected to be in the range of $425-$475 million and research and development expenses are estimated to be in the range $350-$400 million in 2022. PACCAR is increasing its investment in clean diesel and electric powertrain technologies, autonomous systems, connected vehicle services, next-generation manufacturing and distribution capabilities.”

PACCAR Recognized for Environmental, Social and Governance (ESG) Leadership

PACCAR has been recognized as a global leader in ESG practices by the reporting firms CDP and S&P Global. PACCAR earned the elite CDP score of “A” in 2021, which places PACCAR in the top 1.5% of more than 13,000 reporting companies worldwide. PACCAR ranks in the top 25% of machinery companies rated by S&P Global in its Corporate Sustainability Assessment. “Environmental leadership is a key to PACCAR’s long-term success, and we are pleased to have earned a CDP ‘A’ rating,” said Ken Hastings, senior director of development.

PACCAR recruits and develops a diverse workforce and supports their careers with resources such as the PACCAR Women’s Association, Diversity Councils, and training designed to develop leadership opportunities. “PACCAR is committed to hiring, developing and promoting the most talented people and ensuring that our employees represent the diversity present in the global community,” said Lily Ley, PACCAR vice president and chief information officer.

PACCAR Exhibits Electric, Connected and Autonomous Trucks at CES 2022

PACCAR leads the industry in electric, connected and autonomous commercial vehicles, and exhibited three vehicles with these innovative technologies at the CES technology show in Las Vegas this month. The three vehicles were a battery electric Kenworth T680E; a Peterbilt level 4 autonomous Model 579; and the new DAF XG+.

The electric Kenworth T680E’s range of 150 miles and fast charge time using PACCAR’s battery charging solution is optimized for regional haul and urban distribution applications. The level 4 autonomous Peterbilt 579 is equipped with PACCAR’s autonomous vehicle platform and configured with the self-driving system developed by Aurora. The award winning DAF XG+ features PACCAR Connect, the state-of-the-art global connected truck platform. PACCAR Connect enhances customers’ operations by providing robust data security, over the air software updates, and advanced fleet management tools, while enabling customers to cost effectively integrate their existing fleet management systems and applications. “These advanced technology DAF, Kenworth and Peterbilt vehicles are environmentally friendly and are designed to enhance our customers’ operations,” said John Rich, PACCAR chief technology officer.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 25, 2022, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q4 Earnings Webcast” at PACCAR’s homepage. The webcast will be available on a recorded basis through February 1, 2022. PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020
Truck, Parts and Other:
Net sales and revenues	$6,295.7	$5,136.0	$21,834.5	$17,154.3
Cost of sales and revenues	5,576.6	4,487.0	19,110.1	15,076.4
Research and development	87.1	71.7	324.1	273.9
Selling, general and administrative	150.6	133.5	547.4	459.2
Interest and other (income), net	(31.0)	(8.5)	(72.6)	(54.1)

Truck, Parts and Other Income Before Income Taxes	512.4	452.3	1,925.5	1,398.9

Financial Services:
Revenues	390.4	432.6	1,687.8	1,574.2
Interest and other	226.4	335.6	1,120.3	1,200.1
Selling, general and administrative	32.1	32.0	129.4	122.2
Provision for losses on receivables	(2.7)	1.2	.5	28.8

Financial Services Income Before Income Taxes	134.6	63.8	437.6	223.1
Investment income	4.0	5.7	15.5	35.9

Total Income Before Income Taxes	651.0	521.8	2,378.6	1,657.9
Income taxes	139.6	116.0	526.5	359.5

Net Income	$511.4	$405.8	$1,852.1	$1,298.4

Net Income Per Share:
Basic	$1.47	$1.17	$5.33	$3.74
Diluted	$1.47	$1.17	$5.32	$3.74

Weighted Average Shares Outstanding:
Basic	347.9	347.2	347.8	346.8
Diluted	348.5	348.0	348.4	347.4

Dividends declared per share	$1.84	$1.02	$2.84	$1.98

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	December 31	December 31
	2021	2020
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$4,813.0	$4,834.0
Trade and other receivables, net	1,575.1	1,197.5
Inventories, net	1,768.3	1,221.9
Property, plant and equipment, net	3,398.1	3,270.4
Equipment on operating leases and other, net	2,328.3	1,936.4
Financial Services Assets	15,418.9	15,799.8

	$29,301.7	$28,260.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$6,217.6	$5,601.1
Financial Services Liabilities	11,646.7	12,268.9
STOCKHOLDERS' EQUITY	11,437.4	10,390.0

	$29,301.7	$28,260.0

Common Shares Outstanding	347.3	346.6

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Year Ended December 31,	2021	2020
OPERATING ACTIVITIES:
Net income	$1,852.1	$1,298.4
Depreciation and amortization:
Property, plant and equipment	270.0	249.6
Equipment on operating leases and other	633.3	799.4
Net change in trade receivables, inventory and payables	(329.8)	20.0
Net decrease in wholesale receivables on new trucks	90.8	871.2
All other operating activities, net	(329.7)	(251.4)

Net Cash Provided by Operating Activities	2,186.7	2,987.2

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(559.1)	(550.4)
Acquisitions of equipment for operating leases	(1,073.7)	(1,088.0)
Net increase in financial services receivables	(445.1)	(612.0)
Net increase in marketable debt securities	(176.1)	(244.6)
Proceeds from asset disposals and other	891.3	619.2

Net Cash Used in Investing Activities	(1,362.7)	(1,875.8)

FINANCING ACTIVITIES:
Payments of cash dividends	(708.0)	(1,239.8)
Purchases of treasury stock	(1.5)	(42.1)
Proceeds from stock compensation transactions	37.5	53.7
Net decrease in debt and other	(210.9)	(580.3)

Net Cash Used in Financing Activities	(882.9)	(1,808.5)
Effect of exchange rate changes on cash	(52.4)	61.6

Net Decrease in Cash and Cash Equivalents	(111.3)	(635.5)
Cash and cash equivalents at beginning of period	3,539.6	4,175.1

Cash and cash equivalents at end of period	$3,428.3	$3,539.6

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020
Sales and Revenues:
Truck	$4,961.9	$4,044.8	$16,799.7	$13,164.8
Parts	1,312.1	1,074.4	4,944.3	3,912.9
Financial Services	390.4	432.6	1,687.8	1,574.2
Other	21.7	16.8	90.5	76.6

	$6,686.1	$5,568.6	$23,522.3	$18,728.5

Pretax Profit:
Truck	$192.8	$234.4	$795.8	$581.4
Parts	306.4	222.5	1,104.1	799.3
Financial Services	134.6	63.8	437.6	223.1
Investment Income and Other	17.2	1.1	41.1	54.1

	$651.0	$521.8	$2,378.6	$1,657.9

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020
United States and Canada	$3,861.6	$3,258.3	$14,047.7	$11,596.3
Europe	1,999.7	1,609.5	6,325.4	4,871.2
Other	824.8	700.8	3,149.2	2,261.0

	$6,686.1	$5,568.6	$23,522.3	$18,728.5

NEW TRUCK DELIVERIES

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020
United States and Canada	23,500	21,100	86,300	73,300
Europe	18,000	14,400	53,200	42,900
Other	6,100	5,300	23,200	17,100

	47,600	40,800	162,700	133,300